UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2008

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2008, Blount International, Inc. (the “Corporation”), through its wholly owned subsidiary, Blount, Inc. (“Blount”), completed the acquisition of all of the capital stock of Carlton Holdings, Inc. (“Carlton”) from its private shareholders (the “Transaction”), pursuant to a Stock Purchase Agreement (the “Agreement”), dated as of May 2, 2008, by and among the Corporation, Blount, Carlton, the shareholders of Carlton and Jerry A. Parsons and Richard L. Hawkins as the representatives of certain of the shareholders of Carlton.

The Corporation paid approximately $64.7 million, and received approximately $1.7 million of cash acquired in the Transaction for a net cash payment of approximately $63.0 million, for the acquisition, which was primarily funded through the Corporation’s revolving credit facilities.  Pursuant to the terms of the Agreement, a portion of such consideration was used to satisfy all of the outstanding debt of Carlton and its subsidiaries at the time of the Transaction.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Corporation intends to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Carlton, located in Milwaukie, Oregon, was founded in 1963 and is a manufacturer of saw chain. Carlton employs approximately 400 employees, most at its Oregon manufacturing facility, and distributes over 80% of its products to international markets. Carlton’s sales for the last twelve months were approximately $57 million.

A copy of the Corporation’s press release announcing the Transaction is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure contained in Item 1.01 above is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired:

The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment or otherwise within 71 calendar days after the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b) Pro Forma Financial Information:

The pro forma financial statements required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment or otherwise within 71 calendar days after the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(d) Exhibits:

99.1	Press release dated May 2, 2008 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President,
General Counsel and
Secretary

Dated:  May 7, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated May 2, 2008 issued by Blount International, Inc.